Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT: Michael L. Middleton
Chief Executive Officer
888.745.2265

TRI-COUNTY FINANCIAL CORPORATION

ANNOUNCES PRICING OF PUBLIC OFFERING OF COMMON STOCK

Waldorf, Maryland, September 26, 2013 – Tri-County Financial Corporation (OTCBB: TCFC) (the “Company”), the holding company for Community Bank of Tri-County (the “Bank”), announced today the pricing of an underwritten public offering of 1,400,000 shares of its common stock at a price of $18.75 per share. The Company has granted the underwriters an option to purchase up to 210,000 shares to cover over-allotments, if any. The public offering is expected to close on October 2, 2013.

The Company has received approval to have its common stock listed on the NASDAQ Capital Market under the symbol “TCFC”, such listing to begin on Friday, September 27, 2013.

The Company expects to use the net proceeds from this offering for general corporate purposes, which may include, among other uses, contributing capital to the Bank and supporting organic growth and opportunistic acquisitions of whole banking institutions or branch locations, should appropriate acquisition opportunities arise. The Company does not have any specific plans for acquisitions at this time.

Keefe, Bruyette & Woods, a Stifel Company, is the sole book-running manager in this offering and Sandler O’Neill & Partners is acting as co-manager.

The Company initially filed a registration statement (including a preliminary prospectus) with the SEC on September 12, 2013 for the offering to which this communication relates. Prospective investors should read the final prospectus and other documents that the Company has filed with the SEC for more complete information about the Company and the offering. Investors may obtain these documents without charge on the SEC website at www.sec.gov. Alternatively, copies of the final prospectus may be obtained from Keefe, Bruyette & Woods, Inc., Attention: Equity Capital Markets, 787 Seventh Avenue, 4th Floor, New York, New York 10019, or by calling (800) 966-1559.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Tri-County Financial Corporation

The Company is the bank holding company for Community Bank of Tri-County, which conducts business through its main office in Waldorf, Maryland, and ten branch offices in Waldorf, Bryans Road, Dunkirk, Leonardtown, La Plata, Charlotte Hall, Prince Frederick, Lusby, California, Maryland; and Dahlgren, Virginia.

Forward-Looking Statements

This news release may contain statements relating to future events or future results of the Company that are considered “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by the use of words such as “believe,” “expect,” “anticipate,”

“plan,” “estimate,” “intend” and “potential,” or words of similar meaning, or future or conditional verbs such as “should,” “could,” or “may.” Forward-looking statements reflect our expectation or prediction of future conditions, events or results based on information currently available. These forward-looking statements are subject to significant risks and uncertainties that may cause actual results to differ materially from those in such statements. These risk and uncertainties include, but are not limited to, the risks identified in our Annual Report on Form 10-K for the year ended December 31, 2012, including in the Risk Factors section of that report, in the final prospects and in other reports that we file with the SEC. Forward-looking statements speak only as of the date they are made. We do not undertake to update forward-looking statements to reflect circumstances or events that occur after such date or to reflect the occurrence of unanticipated events except as required by federal securities laws.